Exhibit 10.181
EXECUTION VERSION

Counterpart to Registration Rights Agreement
May 28, 2014
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated May 6, 2014 by and among Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation, the Guarantors party thereto, RBC Capital Markets, LLC and Deutsche Bank Securities Inc., relating to the 7.00% Senior Notes due 2019, to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.

ENDO VENTURES BERMUDA LIMITED

By:	/s/ Susan Hall
	Name:	Susan Hall
	Title:	Director